    As filed with the Securities and Exchange Commission on August 19, 1999
                                                    Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                           DEVON ENERGY CORPORATION
            (Exact name of registrant as specified in its charter)

             DELAWARE                                 73-1567067
  (State or other jurisdiction of        (I.R.S. Employer Identification No.)
  incorporation or organization)

                Devon Energy Corporation 1997 Stock Option Plan Devon Energy Corporation 1993 Stock Option Plan Devon Energy Corporation 1988 Stock Option Plan Northstar Energy Corporation Stock Option Plan
                  1981 Stock Option Plan of Pennzoil Company
                  1982 Stock Option Plan of Pennzoil Company
                  1990 Stock Option Plan of Pennzoil Company
                  1992 Stock Option Plan of Pennzoil Company
                  1995 Stock Option Plan of Pennzoil Company
                  1997 Stock Option Plan of Pennzoil Company
                  1997 Incentive Plan of Pennzoil Company
                  1998 Stock Option Plan of Pennzoil Company
                  1998 Incentive Plan of PennzEnergy Company
                           (Full title of the plans)

                                                      Marian J. Moon
  20 North Broadway, Suite 1500               20 North Broadway, Suite 1500
Oklahoma City, Oklahoma  73102-8260        Oklahoma City, Oklahoma  73102-8260
         (405) 235-3611                               (405) 235-3611
 (Address, including zip code, and         (Name, address, including zip code,
 telephone number, including area          and telephone number, including area
  code, of registrant's principal               code, of agent for service)
        executive offices)

                                  Copies To:

                                 Jerry Warren
                   McAfee & Taft A Professional Corporation
                       10th Floor, Two Leadership Square
                        Oklahoma City, Oklahoma  73102

                                   Calculation Of Registration Fee
-----------------------------------------------------------------------------------------------------
Title Of Each Class Of                          Proposed Maximum    Proposed Maximum
  Securities To Be            Amount To Be     Offering Price Per  Aggregate Offering    Registration
    Registered               Registered(2)           Share               Price               Fee
-----------------------------------------------------------------------------------------------------
Devon common stock (1)    5,998,700  shares (a)    $41.69 (3)        $250,085,803  (3)    $ 69,523
Devon common stock (1)      790,200  shares (b)    $25.70 (4)        $ 20,308,140  (4)    $  5,646
Devon common stock (1)      250,300  shares (c)    $19.19 (4)        $  4,803,257  (4)    $  1,335
Devon common stock (1)      684,982  shares (d)    $32.68 (4)        $ 22,385,212  (4)    $  6,223
Devon common stock (1)          850  shares (e)    $92.28 (4)        $     78,461  (4)    $     21
Devon common stock (1)       25,474  shares (f)    $87.74 (4)        $  2,235,083  (4)    $    621
Devon common stock (1)      239,399  shares (g)    $76.40 (4)        $ 18,290,089  (4)    $  5,084
Devon common stock (1)      386,436  shares (h)    $52.56 (4)        $ 20,311,097  (4)    $  5,646
Devon common stock (1)      274,525  shares (i)    $47.86 (4)        $ 13,138,752  (4)    $  3,652
Devon common stock (1)      150,381  shares (j)    $56.36 (4)        $  8,475,500  (4)    $  2,356
Devon common stock (1)      422,873  shares (k)    $56.73 (4)        $ 23,989,596  (4)    $  6,669
Devon common stock (1)      223,951  shares (l)    $71.97 (4)        $ 16,117,748  (4)    $  4,480
Devon common stock (1)      358,000  shares (m)    $36.89 (4)        $ 13,206,620  (4)    $  3,671
                          -----------------                          ------------         --------
   Total                  9,806,072  shares                          $413,425,358         $114,926
-----------------------------------------------------------------------------------------------------

(1) Includes the stock purchase rights associated with the Devon common stock.

(2) There is also being registered hereby such additional number of shares of Devon common stock as may be issued pursuant to the anti-dilution provisions of the: (a) Devon Energy Corporation 1997 Stock Option Plan.
             (b) Devon Energy Corporation 1993 Stock Option Plan. No additional options will be granted under this plan.
             (c) Devon Energy Corporation 1988 Stock Option Plan. No additional options will be granted under this plan.
             (d) Northstar Energy Corporation Stock Option Plan. No additional options will be granted under this plan.
             (e) 1981 Stock Option Plan of Pennzoil Company. No additional options will be granted under this plan.
             (f) 1982 Stock Option Plan of Pennzoil Company. No additional options will be granted under this plan.
             (g) 1990 Stock Option Plan of Pennzoil Company. No additional options will be granted under this plan.
             (h) 1992 Stock Option Plan of Pennzoil Company. No additional options will be granted under this plan.
             (i) 1995 Stock Option Plan of Pennzoil Company. No additional options will be granted under this plan.
             (j) 1997 Stock Option Plan of Pennzoil Company. No additional options will be granted under this plan.
             (k) 1997 Incentive Plan of Pennzoil Company. No additional options will be granted under this plan.
             (l) 1998 Stock Option Plan of Pennzoil Company. No additional options will be granted under this plan.
             (m) 1998 Incentive Plan of PennzEnergy. No additional options will be granted under this plan.

(3) Estimated pursuant to Rule 457(c) solely for the purposes of computing the registration fee based upon the average of the high and low prices of the Devon Common Stock, as reported on the American Stock Exchange Composite Transactions on August 13, 1999.

(4) Estimated pursuant to Rule 457(h) solely for the purposes of computing the registration fee based upon the average exercise prices of the option grants under these plans.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference

     Devon Energy Corporation, formerly known as Devon Delaware Corporation, (the "Company") is subject to the information requirements of the Securities and Exchange Act of 1934, as amended ("Exchange Act"). In accordance therewith, the Company will file reports and other information with the Securities and Exchange Commission ("Commission").

     The following documents previously filed with the Securities and Exchange Commission by Devon Energy Corporation, an Oklahoma corporation (now Devon Energy Corporation (Oklahoma) ("Devon Oklahoma") (Commission file number 1-10067) and by PennzEnergy Company, a Delaware corporation ("PennzEnergy") (Commission file number 1-05591) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     1. Devon Oklahoma's Annual Report on Form 10-K for the year ended December 31, 1998;

     2. Devon Oklahoma's Current Reports on Form 8-K dated February 2, 1999, February 8, 1999, February 22, 1999, April 28, 1999, May 21, 1999,
        June 1, 1999, July 22, 1999, and August 13, 1999;

     3. Devon Oklahoma's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, and June 30, 1999; and

     4. The Joint Proxy Statement/Prospectus of Devon Oklahoma and PennzEnergy on Schedule 14A, dated July 15, 1999, which is included as part of the Registration Statement on Form S-4 (File No. 333-82903) of the Registrant.

     5. PennzEnergy's Annual Report on Form 10-K for the year ended December 31, 1998;

     6. PennzEnergy's Current Report on Form 8-K dated August 17, 1999; and

     7. PennzEnergy's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, and June 30, 1999.

     The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

     1. The description of the Registrant's Common Stock set forth in
        Exhibit 4.9 to the Registrant's Form 8-K, dated August 18, 1999, including any amendment or report filed for purposes of updating any such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of common stock covered by this registration statement have been sold or which deregisters all such shares remaining unsold, shall be deemed to be incorporated by reference and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference to this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Company will deliver or cause to be delivered to each Participant to whom this document is sent or given a copy of the Company's annual report to stockholders for its latest fiscal year, unless such employee otherwise has received a copy of such report, in which case the Company will promptly furnish, without charge, a copy of such report on written request of the Participant.

     The Company will provide without charge to any Participant to whom a copy of this document is delivered, upon written or oral request of any such person, a copy of any or all of the information described above which has been incorporated by reference herein, other than exhibits thereto. Requests for copies should be directed to the Company's Secretary, Marian Moon, Devon Energy Corporation, 20 North Broadway, Oklahoma City, Oklahoma 73102, telephone (405) 235-3611.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Except to the extent indicated below, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of Registrant is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

     Article VIII of the Restated Certificate of Incorporation of Registrant contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), limiting the personal monetary liability of directors for breach of fiduciary duty as a director. The DGCL and the Restated Certificate of Incorporation of the Registrant provide that such provision does not eliminate or limit liability,

     (1) for any breach of the director's duty of loyalty to Registrant or its stockholders,

     (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     (3) for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of the DGCL, or

     (4) for any transaction from which the director derived an improper benefit.

     Section 145 of the DGCL permits indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which a director, officer, employee or agent is a party by reason of the fact that he or she is or was such a director, officer, employee or agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, in connection with actions by or in the right of the corporation, such indemnification is not permitted if such person has been adjudged liable to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Article X of the Registrant's Restated Certificate of Incorporation provides for such indemnification.

     Section 145 also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against any liability which may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not Registrant would have the power to indemnify such persons against such liabilities under the provisions of such sections. Registrant intends to purchase such insurance.

     Section 145 further provides that the statutory provision is not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or independent directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Article XIII of the by-laws of Registrant contains provisions regarding indemnification which parallel those described above.

     The merger agreement provides that for seven years after the effective time, Registrant will indemnify and hold harmless each person who was a director or officer of Devon or PennzEnergy prior to the effective time from their acts or omissions in those capacities occurring prior to the effective time to the fullest extent permitted by applicable law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits

Exhibit No.   Document
-----------   --------

3.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3 to Registrant's Form 8-K, filed on August 18, 1999)
4.2           By-laws of the Registrant (incorporated by reference to Exhibit
              3.3 to Registrant's Registration Statement on Form S-4, File No. 333-82903)
4.3           Form of Common Stock Certificate (incorporated by reference to
              Exhibit 4.1 to Registrant's Form 8-K, filed on August 18, 1999)
4.4           Rights Agreement between Registrant and BankBoston, N.A.
              (incorporated by reference to Exhibit 4.2 to Registrant's Form 8-K filed on August 18, 1999)
4.5 Certificate of Designations of Series A Junior Participating Preferred Stock of Registrant. (incorporated by reference to Exhibit 4.3 to Registrant's Form 8-K filed on August 18, 1999).
4.6 Certificate of Designations of the 6.49% Cumulative Preferred Stock, Series A of Registrant. (incorporated by reference to
              Exhibit 4.4 to Registrant's Form 8-K filed on August 18, 1999).
4.7 Amending Support Agreement, dated August 17, 1999, between the Registrant and Northstar Energy Corporation. (incorporated by reference to Exhibit 4.5 to Registrant's Form 8-K filed on August 18, 1999).
4.8           Description of Capital Stock of Devon Energy Corporation.
              (incorporated by reference to Exhibit 4.9 to Registrant's Form 8-K filed on August 18, 1999).
5.1           Opinion of McAfee & Taft A Professional Corporation
9 Amending Voting and Exchange Agreement, dated August 17, 1999, between Registrant, Northstar Energy Corporation and CIB Mellon Trust Company. (incorporated by reference to Exhibit 9 to Registrant's Form 8-K filed on August 18, 1999).
23.1          Consent of KPMG LLP
23.2          Consent of Deloitte & Touche LLP
23.3          Consent of PricewaterhouseCoopers LLP
23.4          Consent of Arthur Andersen LLP
23.5 Consent of McAfee & Taft A Professional Corporation (contained in its opinion in Exhibit 5.1)
23.6          Consent of LaRoche Petroleum Consultants, Ltd.
23.7          Consent of AMH Group, Ltd.
23.8          Consent of Paddock Lindstrom & Associates Ltd.
23.9          Consent of John P. Hunter & Associates, Ltd.
23.10         Consent of Ryder Scott Company, L.P.
24.1          Power of Attorney
99.1 Devon Energy Corporation 1997 Stock Option Plan (incorporated by reference to Exhibit A to Registrant's Proxy Statement for the 1997 Annual Meeting of the Shareholders, filed on April 3, 1997)

Item 9.  Undertakings

     (a) The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registrations Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

     (2) that, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Devon Energy Corporation, a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 19th day of August, 1999.

                              DEVON ENERGY CORPORATION



                                       By: /s/  J. Larry Nichols
                                           -------------------------------
                                           J. Larry Nichols, President and
                                           Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of August, 1999.

/s/  James L. Pate                         /s/  Henry R. Hamman
------------------------------             -------------------------------
James L. Pate, Chairman of the Board       Henry R. Hamman, Director
and Director

/s/  J. Larry Nichols                      /s/  William J. Johnson
------------------------------             -------------------------------
J. Larry Nichols, President,               William J. Johnson, Director
Chief Executive Officer and Director

/s/  William T. Vaughn                     /s/  Michael M. Kanovsky
------------------------------             -------------------------------
William T. Vaughn, Vice President-Finance  Michael M. Kanovsky, Director


/s/  Danny J. Heatly                       /s/  Robert Mosbacher, Jr.
------------------------------             -------------------------------
Danny J. Heatly, Controller                Robert Mosbacher, Jr., Director


/s/  Thomas F. Ferguson                    /s/  H. R. Sanders, Jr.
------------------------------             -------------------------------
Thomas F. Ferguson, Director               H. R. Sanders, Jr., Director


/s/  David M. Gavrin                       /s/  Terry L. Savage
------------------------------             -------------------------------
David M. Gavrin, Director                  Terry L. Savage,Director


/s/  Michael E. Gellert                    /s/  Brent Scowcroft
------------------------------             -------------------------------
Michael E. Gellert, Director               Brent Scowcroft, Director


/s/  John A. Hagg                          /s/  Robert B. Weaver
------------------------------             -------------------------------
John A. Hagg, Director                     Robert B. Weaver, Director

                                 EXHIBIT INDEX

3.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3 to Registrant's Form 8-K, filed on August , 1999)
4.2 By-laws of the Registrant (incorporated by reference to Exhibit 3.3 to Registrant's Registration Statement on Form S-4, File No. 333-82903)
4.3    Form of Common Stock Certificate (incorporated by reference to Exhibit
       4.1 to Registrant's Form 8-K, filed on August , 1999)
4.4 Rights Agreement between Registrant and BankBoston, N.A. (incorporated by reference to Exhibit 4.2 to Registrant's Form 8-K filed on August 18,
       1999)
4.5 Certificate of Designations of Series A Junior Participating Preferred Stock of Registrant. (incorporated by reference to Exhibit 4.3 to Registrant's Form 8-K filed on August 18, 1999).
4.6 Certificate of Designations of the 6.49% Cumulative Preferred Stock, Series A of Registrant. (incorporated by reference to Exhibit 4.4 to Registrant's Form 8-K filed on August 18, 1999).
4.7 Amending Support Agreement, dated August 17, 1999, between the Registrant and Northstar Energy Corporation. (incorporated by reference to Exhibit
       4.5 to Registrant's Form 8-K filed on August 18, 1999).
4.8 Description of Capital Stock of Devon Energy Corporation. (incorporated by reference to Exhibit 4.9 to Registrant's Form 8-K filed on August 18,
       1999).
5.1    Opinion of McAfee & Taft A Professional Corporation
9 Amending Voting and Exchange Agreement, dated August 17, 1999, between Registrant, Northstar Energy Corporation and CIB Mellon
       Trust Company. (incorporated by reference to Exhibit 9 to
       Registrant's Form 8-K filed on August 18, 1999).
23.1   Consent of KPMG LLP
23.2   Consent of Deloitte & Touche LLP
23.3   Consent of PricewaterhouseCoopers LLP
23.4   Consent of Arthur Andersen LLP
23.5 Consent of McAfee & Taft A Professional Corporation (contained in its opinion in Exhibit 5.1)
23.6   Consent of LaRoche Petroleum Consultants, Ltd.
23.7   Consent of AMH Group, Ltd.
23.8   Consent of Paddock Lindstrom & Associates Ltd.
23.9   Consent of John P. Hunter & Associates, Ltd.
23.10  Consent of Ryder Scott Company, L.P.
24.1   Power of Attorney
99.1 Devon Energy Corporation 1997 Stock Option Plan (incorporated by reference to Exhibit A to Registrant's Proxy Statement for the 1997 Annual Meeting of the Shareholders, filed on April 3, 1997)